Exhibit 5.1

Troutman Pepper Locke LLP 111 Huntington Avenue 9th Floor Boston, MA 02199 troutman.com

VIA EDGAR

April 2, 2026

Velo3D, Inc.

2710 Lakeview Court

Fremont, California 94538

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Velo3D, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of the above-referenced registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of a total of 1,476,458 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share, to be issued in accordance with the Velo3D, Inc. 2021 Equity Incentive Plan and the Velo3D, Inc. Employee Stock Purchase Plan (each a “Velo3D Plan,” and collectively, the “Velo3D Plans”). The issuance of the Shares pursuant to the Velo3D Plans was approved by the Board of Directors of the Company (the “Board”) on March 27, 2026.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), and the Second Amended and Restated Bylaws, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board with respect to the offering and issuance of the Shares under the Velo3D Plans and certain related matters, (iii) the Velo3D Plans and (iv) the Registration Statement and exhibits thereto.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, including electronic signatures, not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Velo3D, Inc. April 2, 2026 Page 2

Based on the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and, when and if issued, delivered and paid for in accordance with the Certificate of Incorporation, the applicable Velo3D Plan, the Registration Statement and the Resolutions (assuming that, upon any issuance of the Shares, the total number of shares of common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under the Certificate of Incorporation), such Shares will be legally issued, fully paid and non-assessable.

We express no opinion as to the effect of the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware or as to the securities or blue sky laws of any state (including, without limitation, the State of Delaware), municipal law or the laws of any local agencies within any state (including, without limitation, the State of Delaware). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof, and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention, and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Pepper Locke LLP

TROUTMAN PEPPER LOCKE LLP